As filed with the Securities and Exchange Commission on June 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5956993
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

1301 McKinney Street, Suite 2300

Houston, Texas 77010

(877) 294-7574

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MRC GLOBAL INC. OMNIBUS INCENTIVE PLAN, as amended

(Full title of the plan)

Daniel J. Churay

Executive Vice President – Corporate Affairs, General Counsel and Corporate Secretary

MRC Global Inc.

1301 McKinney Street, Suite 2300

Houston, Texas 77010

Telephone: (877) 294-7574

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian P. Fenske

Norton Rose Fulbright US LLP

1301 McKinney, Suite 5100

Houston, Texas 77010

Telephone: (713) 651-5557

Facsimile: (713) 651-5246

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On May 5, 2022, at the 2022 Annual Meeting of Stockholders of MRC Global Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Amendment”) to the MRC Global Inc. Omnibus Incentive Plan (as amended, the “Plan”). The Amendment provides that an additional 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), may be issued under the Plan (the “Additional Shares”).

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Company to register the Additional Shares. The Additional Shares are in addition to (i) the 2,500,000 shares of Common Stock that may be issued under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-231222) filed with the Securities and Exchange Commission (the “Commission”) on May 3, 2019, (ii) the 4,250,000 shares (less the 102,525 Remaining Shares, which is defined therein) of Common Stock that may be issued under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-206455) filed with the Commission on August 18, 2015, and (iii) the 3,250,000 shares of Common Stock that may be issued under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-180777) filed with the Commission on April 17, 2012 (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of MRC Global Inc. dated April 11, 2012. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of MRC Global Inc. filed with the SEC on April 17, 2012, File No. 001-35479).

4.2	Amended and Restated Bylaws of MRC Global Inc. dated November 7, 2013. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of MRC Global Inc. filed with the SEC on November 13, 2013, File No. 001-35479).

4.3	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Perpetual Preferred Stock of MRC Global Inc. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of MRC Global Inc. filed with the SEC on June 11, 2015, File No. 001-35479).

5.1*	Opinion of Norton Rose Fulbright US LLP regarding legality of securities being registered.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included as part of signature page to this Registration Statement).

99.1	Amendment to the MRC Global Inc. Omnibus Incentive Plan, as amended, approved by the stockholders on May 5, 2022 (Incorporated by reference to Annex A to the Schedule 14A Definitive Proxy Statement of MRC Global Inc. filed with the SEC on March 23, 2022, File No. 001-35479).

99.2	MRC Global Inc. 2011 Omnibus Incentive Plan. (Incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K of MRC Global Inc., filed with the SEC on March 5, 2012, File No. 001-35479).

99.3	Amendment to the MRC Global Inc. 2011 Omnibus Incentive Plan, approved by the stockholders on April 29, 2015 (Incorporated by reference to Annex A to the Schedule 14A Definitive Proxy Statement of MRC Global Inc. filed with the SEC on March 25, 2015, File No. 001-35479).

99.4	Amendment to the MRC Global Inc. 2011 Omnibus Incentive Plan, as amended, approved by the stockholders on April 30, 2019 (Incorporated by reference to Exhibit 99.3 to the Form S-8 of MRC Global Inc., filed with the SEC on May 3, 2019, File No. 333-231222).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, MRC Global Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 15, 2022.

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President – Corporate Affairs, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, the undersigned officers and directors of MRC Global Inc., hereby severally constitute and appoint Rob Saltiel, Kelly Youngblood and Daniel J. Churay, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert J. Saltiel, Jr. Robert J. Saltiel, Jr.	President and Chief Executive Officer (principal executive officer)	June 15, 2022

/s/ Kelly Youngblood Kelly Youngblood	Executive Vice President and Chief Financial Officer (principal financial officer)	June 15, 2022

/s/ Gillian Anderson Gillian Anderson	Vice President and Chief Accounting Officer (principal accounting officer)	June 15, 2022

/s/ Robert L. Wood Robert L. Wood	Chairman	June 15, 2022

/s/ Deborah G. Adams	Director	June 15, 2022
Deborah G. Adams

/s/ Leonard M. Anthony Leonard M. Anthony	Director	June 15, 2022

/s/ Henry Cornell	Director	June 15, 2022
Henry Cornell

/s/ George J. Damiris George J. Damiris	Director	June 15, 2022

/s/ Barbara J. Duganier Barbara J. Duganier	Director	June 15, 2022

/s/ Ronald L. Jadin Ronald L. Jadin	Director	June 15, 2022

/s/ Dr. Cornelis Adrianus Linse Dr. Cornelis Adrianus Linse	Director	June 15, 2022